UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 29, 2008 (September 25, 2008)

CERAGENIX PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-50470	84-1561463
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

1444 Wazee Street, Suite 210, Denver, Colorado 80202

(Address of principal executive offices, including zip code)

(720) 946-6440

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01        Entry into a Material Definitive Agreement

Amendment to Terms of Debentures and Warrants

As previously disclosed, in December 2006, Ceragenix Pharmaceuticals, Inc., a Delaware corporation (the “Company”), sold in a private transaction an aggregate of $5,000,000 of debentures bearing interest at 9% per annum and convertible into shares of its common stock at the equivalent of $.96 per common share, as adjusted (the “2006 Debentures”).  The terms of the 2006 Debentures required monthly redemption payments to commence on December 1, 2007.  The Company and the holders of the 2006 Debentures subsequently amended the redemption date to the earlier of (i) June 30, 2008 and (ii) the consummation of a financing by the Company.  In connection with this amendment, the face amount of the 2006 Debentures was increased to $5,500,000.

The Company and certain holders of the 2006 Debentures representing 96% of the outstanding balance of the 2006 Debentures executed a Fourth Amendment Agreement (the “Fourth Amendment Agreement”) dated August 20, 2008 and effective as of July 18, 2008.  Pursuant to the terms of the Fourth Amendment Agreement, among other things, the following changes were made to the terms of the 2006 Debentures, accompanying Warrants and related documents: the maturity date of the 2006 Debentures was adjusted to December 31, 2011; the conversion price of the 2006 Debentures was adjusted to $.80; the interest rate of the 2006 Debentures was increased to 12% per year; the monthly redemption schedule was adjusted to a quarterly redemption schedule terminating with the full redemption of the 2006 Debentures; the exercise price of accompanying Warrants was adjusted to $.80; the Company agreed to issue new Warrants; and the Company agreed to use certain revenues, and only those revenues, for the mandatory redemption of the outstanding principal and interest balance of the 2006 Debentures.

Amendment to Terms of Notes and Warrants

As previously disclosed, in November 2005, the Company sold in a private transaction an aggregate of $3,200,000 of 10% convertible promissory notes (the “2005 Notes”).  Among other things, the 2005 Notes were to mature on November 28, 2007 (the “Maturity Date”).  The Company and the holders of the 2005 Notes agreed to extend the Maturity Date to June 30, 2008.  As consideration for this extension, the Company agreed to increase the outstanding principal amount of each 2005 Note by 10%.  As of June 30, 2008, there were $3,102,189 of 2005 Notes outstanding.

On June 30, 2008, the Company and the holders of the 2005 Notes entered into a consent and waiver agreement (the “Waiver Agreement”).  Among other things, the Waiver Agreement extended the maturity date of the 2005 Notes to July 18, 2008, in order to allow for sufficient time for the Company and the holders to complete negotiations on an amendment to the 2005 Notes.

The Company and certain holders of the 2005 Notes representing 84% of the outstanding balance of the 2005 Notes executed an August 2008 Amendment Agreement (the “August 2008 Amendment Agreement” and, together with the Fourth Amendment Agreement, the “Amendment Agreements”) effective as of July 19, 2008.  The terms of the August 2008 Amendment Agreement with respect to the 2005 Notes are substantially similar to those of the Fourth Amendment Agreement with respect to the 2006 Debentures.  Pursuant to the terms of the August 2008 Amendment Agreement, among other things, the following changes were made to the terms of the 2005 Notes, accompanying Warrants and related documents: the maturity date of the 2005 Notes was adjusted to December 31, 2011; the conversion price of the 2005 Notes was adjusted to $.80; the interest rate of the 2005 Notes was increased to 12% per year; the monthly redemption schedule was adjusted to a quarterly redemption schedule terminating with the full redemption of the 2005 Notes; the exercise price of accompanying Warrants was adjusted to $.80; the Company agreed to issue new Warrants; and the Company agreed to use certain revenues, and only those revenues, for the mandatory redemption of the outstanding principal and interest balance of the 2005 Notes.

Instruction to Collateral Agent

Pursuant to the terms of the Amended and Restated Collateral Agent Agreement among the Company and the holders of the 2006 Debentures and the 2005 Notes (the “Collateral Agent Agreement”), the Company and those holders of the 2006 Debentures and the 2005 Notes that executed the Amendment Agreements issued a Letter of

Instruction to the Collateral Agent instructing the Collateral Agent to acknowledge and enter into force the terms of the Amendment Agreements.  The Collateral Agent has acknowledged this instruction and directed that the terms of the Amendment Agreements be entered into force and binding on the Company and all of the holders of the 2006 Debentures and 2005 Notes.

ITEM 3.02             Unregistered Sales of Equity Securities

The following sets forth the information required by paragraphs (a) and (c) through (e) of Item 701 of Regulation S-K with respect to the unregistered sales of equity securities by the Company in connection with the issuance of warrants referenced in Item 1.01 of this Current Report on Form 8-K.

a.             On September 25, 2008, the Company issued Class A Common Stock Purchase Warrants (“Warrants”) to purchase a total of 2,087,561 shares of Common Stock at an initial exercise price of $.80 per share, subject to price protection and other adjustments.  The Warrants are exercisable immediately and have a termination date of August 20, 2013.  The Warrants also include a cashless exercise provision.  The Warrants are not redeemable by the Company.

c.             The Warrants were issued in connection with the Amendment Agreements in the transactions described in Item 1.01 of this Current Report on Form 8-K.

d.             The issuance of the Warrants was undertaken without registration under the Securities Act in reliance upon an exemption from the registration requirements of the Securities Act set forth in Rule 506 of Regulation D thereunder.  Each of the investors in the offering qualified as an “accredited investor” within the meaning of Rule 501(a) of Regulation D.  In addition, the Warrants, which were taken for investment purposes and not for resale, were subject to restrictions on transfer.  We did not engage in any public advertising or general solicitation in connection with this transaction, and we provided each investor in the offering with disclosure of all aspects of our business, including providing each investor with our reports filed with the Securities and Exchange Commission and other financial, business and corporate information.  Based on our investigation, we believed that each accredited investor obtained all information regarding the Company that they requested, received answers to all questions posed and otherwise understood the risks of accepting our Warrants for investment purposes.

e.             The exercise terms of the Warrants are described in Item 3.02(a) hereof.

ITEM 9.01             Financial Statements and Exhibits

Item	Title

10.1	Letter of Instruction to Collateral Agent

10.2	Fourth Amendment Agreement

10.3	August 2008 Amendment Agreement

10.4	Form of Warrant (Debenture Holders)

10.5	Form of Warrant (Note Holders)

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ceragenix Pharmaceuticals, Inc.

Dated:	September 29, 2008	/s/ Jeffrey Sperber
Jeffrey Sperber, Chief Financial Officer

Exhibit Index

Exhibit No.	Title

10.1	Letter of Instruction to Collateral Agent

10.2	Fourth Amendment Agreement

10.3	August 2008 Amendment Agreement

10.4	Form of Warrant (Debenture Holders)

10.5	Form of Warrant (Note Holders)